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                                  Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of United Community Financial Corp. of our report dated February 5, 2002, on the consolidated statements of financial condition of United Community Financial Corp. as of December 31, 2001 and for the year then ended which report appears in the Annual Report on Form 10-K of United Community Financial Corp. for the year ended December 31, 2001.



                                             /s/ Crowe, Chizek and Company LLP


Cleveland, Ohio

September 20, 2002